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CNA SURETY CORPORATION                                          ANALYST CONTACT:
CNA Plaza                                                          John Heneghan
Chicago  IL  60685                                                  312-822-1908
                                                           john.heneghan@cna.com

                                                                  MEDIA CONTACT:
                                                                   Doreen Lubeck
                                                                    773-583-4331




                        CNA SURETY ANNOUNCES 17% INCREASE
                        IN QUARTERLY UNDERWRITING INCOME

CHICAGO, November 2, 1998 -- CNA Surety Corporation (NYSE:SUR) today reported solid underwriting results for the third quarter ended September 30, 1998 with a 17% increase in underwriting income and a 9% increase in net written premiums as compared to pro forma amounts for the comparable period in 1997. On a diluted basis, net income and operating earnings per share were 26 cents for the third quarter of 1998.

         For the third quarter of 1997, the Company reported a pro forma net loss per share of 31 cents and pro forma operating earnings per share of 20 cents (excluding estimated pro forma investment income of 6 cents).

         "We are pleased with our solid underwriting results for the third quarter, particularly in the face of continued competitive conditions and growing concerns about an economic downturn. Excluding assumed international surety and credit business, net written premiums of our core business grew 5% for the quarter and 8% for the first nine months, in line with our targeted annual growth rate of 7-9%," said Mark C. Vonnahme, president and Chief Executive Officer of CNA Surety. "The benefit of our diversified product portfolio was evident in the quarter as strength in our larger contractor and commercial segments offset slower growth in other areas. Our highway and road contractor segment has shown particular strength since Congressional passage of The Transportation Equity Act for the 21st Century ("TEA-21"). Universally welcomed by construction and related industries, TEA-21 authorizes a 40% increase in total Federal funding for highway and transit systems to over $200 billion in the six year period from 1998 to 2004."

         For the first nine months of 1998, net income and operating earnings per share were 74 cents. Pro forma net income and operating earnings per share for the first nine months of 1997 were 54 cents and $1.04, respectively (excluding estimated pro forma net investment income of 17 cents). Operating earnings for the pro forma periods of 1997 exclude 51 cents per share in non-recurring merger costs and 1 cent in net investment gains for the first nine months of 1997. The 1997 nine-month results include $40.2 million of favorable loss reserve development compared to $1.9 million in the first nine months of 1998.
         Net written premiums for the third quarter of 1998 increased 9% to $69.9 million compared to the pro forma combined net written premiums of $64.0 million for the third quarter of 1997. Net written premiums for commercial




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surety increased $4.4 million, or 18%, for the quarter to $29.3 million. A majority of this increase was due to the addition of approximately $2.5 million of international surety and credit business assumed under our reinsurance arrangement with CNA Reinsurance Company, Limited (London). Excluding this reinsurance business, domestic net written premiums for commercial surety increased 8% for the quarter. Net written premiums for contract surety increased 4% for the quarter to $35.2 million. Net written premiums for fidelity and other lines increased 2% for the quarter to $5.4 million. For the first nine months of 1998, net written premiums increased 12% to $204.8 million with domestic commercial surety and contract surety up 11% and 6%, respectively.

         Underwriting income for the third quarter increased $2.4 million, or 17%, to $16.3 million, reflecting an 11% increase in net earned premiums and a 6% increase in operating expenses. The Company's loss and combined ratios were 18.0% and 76.7%, respectively, for the third quarter of 1998 compared to the pro forma loss and combined ratios for the comparable 1997 quarter of 16.1% and 77.8%, respectively. The loss and combined ratios for the third quarter of 1998 include favorable loss reserve development of $0.3 million compared to favorable loss reserve development of $1.5 million for the pro forma third quarter of 1997. The expense ratio decreased 3.0 percentage points to 58.7% in the third quarter of 1998 compared to the pro forma expense ratio of 61.7% in 1997.

         For the first nine months of 1998, underwriting income was $43.8 million compared to pro forma underwriting income of $72.1 in 1997. The loss and combined ratios were 17.9% and 77.2%, respectively, for the first nine months of 1998, compared to (3.6%) and 59.6%, respectively, on a pro forma basis for the same period in 1997. The loss and combined ratios for the first nine months of 1998 and the comparable pro forma period of 1997 include favorable loss reserve development of $1.9 million and $40.2 million, respectively. The expense ratio decreased 3.9 percentage points to 59.3% for the first nine months of 1998 compared to the pro forma expense ratio of 63.2% in 1997. This decline in the expense ratio reflects an 8% increase in net earned premiums and a modest 1% increase in operating expenses.

         CNA Surety Corporation, through its principal subsidiaries, Western Surety Company and Universal Surety of America, provides surety and fidelity bonds in all 50 states through a combined network of approximately 36,000 independent agencies.

         CNA is a registered service mark and trade name of CNA Financial Corporation.
                                      # # #
-- Chart Follows--
     "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: The statements which are not historical facts contained in this release are forward-looking statements that involve risks and uncertainties, including, but not limited to, product and policy demand and market response risks, the effect of economic conditions, the impact of competitive products, policies and pricing, product and policy development, regulatory changes and conditions, rating agency policies and practices, development of claims and the effect on loss reserves, the performance of reinsurance companies under reinsurance contracts with the Company, investment portfolio developments and reaction to market conditions, the results of financing efforts, the actual closing of contemplated transactions and agreements, the effect of the Company's accounting policies, and other risks detailed in CNA Surety Corporation's Securities and Exchange Commission filings. No assurance can be given that the actual results of operations and financial condition will conform to the forward-looking statements contained herein.




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


CNA SURETY CORPORATION
Press Release Investor Data
{Amounts in thousands, except per share data}



                                                           THREE MONTHS ENDED            NINE MONTHS ENDED
                                                               SEPTEMBER 30,                SEPTEMBER 30,
                                                        -------------------------    ---------------------------
                                                           1998            1997           1998           1997
                                                        ----------    -----------    -----------    ------------
OPERATING RESULTS: (1)                                                (PRO FORMA)                    (PRO FORMA)

Gross written premiums                                  $   71,883    $    67,593    $   210,876     $   193,663
                                                        ==========    ===========    ===========     ===========

Net written premiums                                    $   69,871    $    63,947    $   204,816     $   183,078
                                                        ==========    ===========    ===========     ===========

Revenues:
  Net earned premiums                                   $   69,781    $    62,750    $   191,804     $   177,992
  Net investment income (2)                                  5,366          2,844         18,232           8,768
  Net investment gains                                         178              2            222             638
                                                        ----------    -----------    -----------     -----------
     Total revenues                                         75,325         65,596        210,258         187,398
                                                        ----------    -----------    -----------     -----------


Expenses:
  Net losses and loss adjustment expenses                   12,552         10,093         34,328          (6,486)
  Net commissions, brokerage and
       other underwriting                                   40,944         38,722        113,712         112,418
  Interest expense                                           1,847          1,836          5,505           5,401
  Non-recurring merger costs (4)                                --         12,087             --          12,087
  Amortization of intangible assets                          1,475          1,447          4,425           4,341
                                                        ----------    -----------    -----------     -----------
     Total expenses                                         56,818         64,185        157,970         127,761
                                                        ----------    -----------    -----------     -----------

Income before income taxes                                  18,507          1,411         52,288          59,637

Income taxes(4)                                              7,025         14,843         19,834          36,258
                                                        ----------    -----------    -----------     -----------

NET INCOME (LOSS)                                       $   11,482    $   (13,432)   $    32,454     $    23,379
                                                        ==========    ===========    ===========     ===========

Basic earnings per common share                              $0.26    $     (0.31)   $      0.74           $0.54
                                                        ==========    ===========    ===========     ===========

Diluted earnings per common share                            $0.26    $     (0.31)   $      0.74           $0.54
                                                        ==========    ===========    ===========     ===========

Basic weighted average shares outstanding                   44,033         43,302         43,598          43,302
                                                        ==========    ===========    ===========     ===========

Diluted weighted average shares outstanding                 44,155         43,552         43,764          43,552
                                                        ==========    ===========    ============    ===========


DILUTED PER SHARE DATA:
Net income (loss)                                       $     0.26    $     (0.31)   $      0.74     $      0.54
Net investment gains                                            --             --             --            (.01)

Non-recurring merger costs                                      --           0.51             --            0.51
                                                        ----------    -----------    -----------     -----------
OPERATING EARNINGS                                      $     0.26    $      0.20    $      0.74     $      1.04
                                                        ==========    ===========    ============    ===========


----------------------------------------
See notes to Press Release Investor Data on page 4.



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



CNA SURETY CORPORATION
Press Release Investor Data
{Amounts in thousands, except per share data}





                                                           THREE MONTHS ENDED            NINE MONTHS ENDED
                                                              SEPTEMBER 30,                 SEPTEMBER 30,
                                                       --------------------------
                                                           1998           1997           1998           1997
                                                       -----------    -----------    -----------     -----------
                                                                     (PRO FORMA)              (PRO FORMA)
UNDERWRITING RESULTS: (1)

Net written premiums:
  Contract                                             $    35,218    $    33,794    $    95,550     $    90,288
  Commercial                                                29,262         24,885         91,723          76,084
  Fidelity and other                                         5,391          5,268         17,543          16,706
                                                       -----------    -----------    -----------     -----------
                                                       $    69,871    $    63,947    $   204,816     $   183,078
                                                       ===========    ===========    ===========     ===========
Net earned premiums                                    $    69,781    $    62,750    $   191,804     $   177,992
Net losses and loss adjustment expenses (3)                 12,552         10,093         34,328          (6,486)

Net commissions, brokerage and other
      underwriting expenses                                 40,944         38,722        113,712         112,418
                                                       -----------    -----------    -----------     -----------
Underwriting income                                    $    16,285    $    13,935    $    43,764     $    72,060
                                                       ===========    ===========    ===========     ===========

Loss ratio (3)                                                18.0%          16.1%          17.9%          (3.6)%
Expense ratio                                                 58.7           61.7           59.3            63.2
                                                       -----------    -----------    -----------     -----------
Combined ratio (3)                                            76.7%          77.8%          77.2%           59.6%
                                                       ===========    ===========    ===========     ===========


                                                                                     SEPTEMBER 30,   December 31,
CONSOLIDATED BALANCE SHEET DATA:                                                         1998           1997
                                                                                     -------------   ------------

Invested assets and cash                                                             $   486,964     $   419,667
Intangible assets, net                                                                   157,537         161,962
Total assets                                                                             817,478         727,180

Insurance reserves                                                                       331,642         304,217
Long-term debt                                                                           118,000         118,000
Total stockholders' equity                                                               303,521         256,732

Book value per share                                                                 $      6.88     $      5.93
                                                                                     ===========     ===========

Outstanding shares                                                                        44,086          43,320
                                                                                     ===========     ===========

----------------------------------------------
NOTES TO PRESS RELEASE INVESTOR DATA

(1) Pro Forma operating and underwriting results include the surety business of CNA Financial Corporation subsidiaries, Western Surety Company and Universal Surety of America as if these businesses, which were merged on September 30, 1997 had been combined for all of 1997.


(2) As more fully described in the Company's Securities and Exchange Commission filings, investment income for the three months ended September 30, 1997 excludes estimated pro forma investment income on merger related cash flows of $3,898 ($2,534 net of tax or $0.06 in pro forma earnings per share). For the nine months ended September 30, 1997, investment income excludes pro forma investment income of $11,254 ($7,315 net of tax or $0.17 in pro forma earnings per share). The additional pro forma investment income is based on the assumption that merger related cash flows were invested in high-quality, taxable fixed income securities with an average duration of approximately 3 years, yielding 6.4%.


(3) Includes the effect of recording revisions of prior year reserves. The dollar amount and the percentage point effect on the loss ratio of these reserve revisions, all of which were favorable, were $261 or 0.4 % and $1,516 or 2.4% for three months ended September 30, 1998 and 1997, respectively, and $1,942 or 1.0 % and $40,206 or 22.6% for nine months



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    ended September 30, 1998 and 1997, respectively.


(4) As more fully described in the Company's Securities and Exchange Commission filings, the Company incurred $22.0 million, after applicable income taxes, or $0.51 per share in non-recurring merger costs. Such costs include adjustments to the provision for income taxes to reflect the effects of limitations placed on the Company's ability to utilize Capsure Holdings Corp.'s available net operating tax loss carry forwards.



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